Exhibit 10.2
FIRST AMENDMENT TO
LOAN DOCUMENTS
Dated as of May 8, 2008
Among
EXLP OPERATING LLC,
as Borrower,
EXTERRAN PARTNERS, L.P.,
as Guarantor,
EXLP LEASING LLC,
as Guarantor,
WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent,
AND
THE LENDERS PARTY HERETO
Arranged by:
WACHOVIA CAPITAL MARKETS, LLC
as Sole Lead Arranger and Sole Book Runner

     THIS FIRST AMENDMENT TO LOAN DOCUMENTS (this “First Amendment”), dated as of May 8, 2008, is among: EXLP OPERATING LLC, a Delaware limited liability company (formerly known as UC Operating Partnership, L.P., the “Borrower”), EXTERRAN PARTNERS, L.P., a Delaware limited partnership (formerly known as Universal Compression Partners, L.P., “EXLP”), EXLP Leasing LLC, a Delaware limited liability company (formerly known as UCLP Leasing, L.P., “EXLP Leasing” and collectively with EXLP, the “Guarantors”), WACHOVIA BANK, NATIONAL ASSOCIATION, individually and as administrative agent for the Lenders (herein, together with its successors in such capacity, the “Administrative Agent”); WACHOVIA CAPITAL MARKETS, LLC (“Wachovia Securities” and its successors in such capacity, the “Sole Lead Arranger” and “Sole Book Runner”); and each of the lenders party to the Credit Agreement (as defined below) (the “Lenders”) pursuant to the authorization (in the form attached hereto as Appendix I, the “Authorization”) and amends the Credit Agreement, the Collateral Agreement (as defined below) and the Guaranty Agreement (as defined below).
R E C I T A L S
     A. On October 20, 2006, the Borrower, EXLP, the Administrative Agent and the Lenders entered into that certain Senior Secured Credit Agreement (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”).
     B. On October 20, 2006, the Borrower, UCLP OLP GP LLC, EXLP, EXLP Leasing and the Administrative Agent on behalf of the Lenders entered into that certain Collateral Agreement (as amended, modified, supplemented or restated from time to time, the “Collateral Agreement”).
     C. On October 20, 2006, EXLP, UCLP OLP GP LLC, EXLP Leasing and the Administrative Agent on behalf of the Lenders entered into that certain Guaranty Agreement (as amended, modified, supplemented or restated from time to time, the “Guaranty Agreement”).
     D. On June 22, 2007, the Borrower, the Administrative Agent and the Lenders party thereto executed a commitment increase certificate (the “Commitment Increase Certificate”) that, on July 9, 2007, increased the Aggregate Revolving Commitments under the Credit Agreement from $225,000,000 to $315,000,000.
     E. On June 29, 2007, (i) Universal Compression Partners, L.P. formed UCLP Operating LLC, a Delaware limited liability company, and merged UC Operating Partnership, L.P. into UCLP Operating LLC with UCLP Operating LLC being the surviving entity, (ii) UCLP Leasing, L.P. converted into UCLP Leasing LLC and (iii) UCLP OLP GP LLC and UCLP Leasing GP LLC dissolved and liquidated.
     F. On August 20, 2007, (i) UCLP Operating LLC changed its name to EXLP Operating LLC, (ii) Universal Compression Partners, L.P. changed its name to Exterran Partners, L.P. and (iii) UCLP Leasing LLC changed its name to EXLP Leasing LLC.
     G. The Borrower and the Guarantors have requested that the Administrative Agent and the Majority Lenders amend certain provisions of the Loan Documents to, among other things, reflect the new names of the Borrower and the Guarantors and to provide for an exercise of the accordion in an amount of up to $117,500,000 in Aggregate Term Commitments.
     H. The Borrower has requested that Deutsche Bank Trust Company Americas be removed as the Syndication Agent and be replaced by JPMorgan Chase Bank, N.A.
     I. Subject to satisfaction of the conditions set forth herein, the Administrative Agent and the Majority Lenders are willing to amend the Loan Documents and to such other actions as provided herein.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:
ARTICLE 1
Definitions
     As used in this First Amendment, each term defined above has the meaning indicated above. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this First Amendment, shall have the meaning ascribed such term in the Credit Agreement. Unless otherwise indicated, all section references in this First Amendment refer to sections of the Credit Agreement.
ARTICLE 2
Amendments to the Credit Agreement
     Section 2.1 Global Amendments. The Credit Agreement, together with its Exhibits and Schedules are hereby amended by globally replacing the terms “UC Operating Partnership, L.P.,” “UCI,” “UCLP,” “UCLP Group” and “UCLP Partnership Agreement” with “EXLP Operating LLC,” “Exterran,” “EXLP,” “EXLP Group” and “EXLP Partnership Agreement,” respectively; furthermore, JPMorgan Chase Bank, N.A. shall replace Deutsche Bank Trust Company Americas as the Syndication Agent.
     Section 2.2 Amendments to Section 1.02 of the Credit Agreement.
     (a) Section 1.02 of the Credit Agreement is hereby amended by adding the following new definitions in their proper alphabetical order:
     “Commitment Increase Certificate” means that certain commitment increase certificate, dated June 22, 2007 among the Borrower, the Administrative Agent and the Lenders party thereto that, on July 9, 2007, increased the Aggregate Revolving Commitments from $225,000,000 to $315,000,000.
     “EESLP” means Exterran Energy Solutions, L.P., a Delaware limited partnership.
     “Exterran” means Exterran, Inc., a Texas corporation.
     “EXLP” means Exterran Partners, L.P., a Delaware limited partnership.
     “EXLP Group” means EXLP and its Restricted Subsidiaries.
     “EXLP Partnership Agreement” means that certain First Amended and Restated Agreement of Limited Partnership of EXLP dated as of October 20, 2006, as amended by that certain Amendment No. 1 to the First Amended and Restated Agreement dated as of April 14, 2008, as amended, modified, supplemented or restated from time to time.
     “First Amendment” means that certain First Amendment to Loan Documents, dated as of May 8, 2008, among the Borrower, EXLP, EXLP Leasing, the Administrative Agent and the other Lenders party thereto.
     “First Amendment Effective Date” means May 8, 2008.
     (b) The definition of “Agreement” in Section 1.02 of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:
     “Agreement” means this Credit Agreement, as amended by the First Amendment, as the same may from time to time be amended, modified, supplemented or restated.
     (c) The last sentence of the definition of “Aggregate Term Commitments” in Section 1.02 of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:
     “As of the First Amendment Effective Date, the Aggregate Term Commitments are $117,500,000.”
     (d) The definition of “General Partner” in Section 1.02 of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:
     “General Partner” means Exterran General Partner, L.P., a Delaware limited partnership and the general partner of EXLP.
     (e) The definition of “Guarantors” in Section 1.02 of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:
     “Guarantors” means EXLP and each Significant Domestic Subsidiary that guarantees the Indebtedness pursuant to Section 8.07.
     (f) The definition of “Holdings” in Section 1.02 of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:
     “Holdings” means Exterran Holdings, Inc., a Delaware corporation.
     (g) The definition of “Loan Documents” in Section 1.02 of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:
     “Loan Documents” means this Agreement, the Commitment Increase Certificate, the Term Loan Assumption Agreements, the Notes, the Letter of Credit Agreements, the Letters of Credit and the Security Instruments.
     (h) The definition of “Total Interest Expense” in Section 1.02 of the Credit Agreement is hereby amended by adding the following as the last sentence of such definition:

     “Total Interest Expense will be adjusted on a pro forma basis (determined by the Borrower and supported by information in reasonable detail and approved by the Administrative Agent) for interest expense of financings, the proceeds of which are to be used for acquisitions and divestitures with purchase prices in excess of $25,000,000 (to the extent not otherwise reflected in the calculation of Total Interest Expense).”
     (i) The definitions of “GP,” “UCI,” “UCLP,” “UCLP Group” and “UCLP Partnership Agreement” in Section 1.02 of the Credit Agreement are hereby deleted in their entirety.
     Section 2.3 Amendments to Section 2.06 of the Credit Agreement. Section 2.06(c)(ii)(A) of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:
     “(A) such increase shall not be less than $25,000,000 and shall be in a whole multiple of $5,000,000 in excess thereof unless the Administrative Agent otherwise consents, and no such increase shall be permitted if, after giving effect thereto, the cumulative increases of the Aggregate Commitments pursuant to this Section 2.06(c) would exceed $225,000,000; provided however, that upon the First Amendment Effective Date, the amount available for increases of the Aggregate Revolving Commitments and/or the Aggregate Term Commitments under this Section 2.06 shall be $17,500,000; provided further, the repayment of any Term Loan principal that was committed pursuant to the First Amendment, an amount equal to the principal amount repaid of such Term Loans shall be immediately available for increases of the Aggregate Revolving Commitments and/or the Aggregate Term Commitments;”
     Section 2.4 Amendments to Section 3.04 of the Credit Agreement. Section 3.04(c) of the Credit Agreement is hereby amended by adding the following new clause (ii) and renumbering clauses (ii) and (iii) to (iii) and (iv), respectively:
     “(ii) Within 30 days of each date on or after the First Amendment Effective Date until such Term Loans are repaid in full, upon which EXLP, the Borrower or any Restricted Subsidiary receives any cash proceeds from any sale or distribution of Equity Interests, an amount equal to 100% of the net cash proceeds therefrom shall be applied on such date as a mandatory repayment accordance with Section 3.04(c)(iii).”
     Section 2.5 Amendments to Section 7.07 of the Credit Agreement. Section 7.07(b) of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:
     “(b) Term Loans. The Borrower will use the proceeds of the Term Loans as required in the Term Loan Assumption Agreements.”
     Section 2.6 Amendments to Section 8.07 of the Credit Agreement. The second sentence of Section 8.07(a) of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

     “EXLP shall, and it shall promptly cause each Significant Domestic Subsidiary now existing or hereafter formed or acquired to, guarantee the Indebtedness pursuant to the execution and delivery of the Guaranty Agreement or a supplement thereto.”
     Section 2.7 Amendments to Section 9.01 of the Credit Agreement. Section 9.01(h) of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:
     “(h) Debt with respect to surety bonds, appeal bonds or customs bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of EXLP, Exterran, EESLP or any of its Restricted Subsidiaries or in connection with judgments that do not result in a Default or an Event of Default, provided that the aggregate outstanding amount of all cash surety bonds, appeal bonds and custom bonds permitted by this clause (h) shall not at any time exceed an amount equal to five percent (5%) of the Aggregate Commitments;”
     Section 2.8 Amendments to Section 9.11 of the Credit Agreement. Section 9.11(d) of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:
     “(d) may sell, lease, assign, exchange, convey or otherwise transfer Compression Assets to Exterran or EESLP or any of Exterran’s or EESLP’s Subsidiaries pursuant to the Omnibus Agreement; and”
ARTICLE 3
Amendments to the Collateral Agreement
     Section 3.1 Global Amendments. The Collateral Agreement, together with its Exhibits and Schedules are hereby amended by globally replacing the terms “UC Operating Partnership, L.P.,” “Universal Compression Partners, L.P.,” “UCLP,” “UCLP Leasing, L.P.” and “UCOP” with “EXLP Operating LLC,” “Exterran Partners, L.P.,” “EXLP,” “EXLP Leasing LLC” and “Borrower,” respectively; furthermore, JPMorgan Chase Bank, N.A. shall replace Deutsche Bank Trust Company Americas as the Syndication Agent.
     Section 3.2 Amendments to Section 1.01 of the Collateral Agreement.
     (a) Section 1.01 of the Collateral Agreement is hereby amended by adding the following new definitions in their proper alphabetical order:
     “First Amendment” means that certain First Amendment to Loan Documents, among the Borrower, EXLP, EXLP Leasing, the Administrative Agent and the other Lenders party thereto.
     (b) The definition of “Agreement” in Section 1.01 of the Collateral Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:
     “Agreement” means this Collateral Agreement, as amended by the First Amendment, as the same may from time to time be amended, modified, supplemented or restated.

     (c) The definition of “GP,” “UCLP” and “UCOP” in Section 1.01 of the Collateral Agreement are hereby deleted in their entirety.
ARTICLE 4
Amendments to the Guaranty Agreement
     Section 4.1 Global Amendments. The Guaranty Agreement, together with its Exhibits and Schedules are hereby amended by globally replacing the terms “UC Operating Partnership, L.P.,” “Universal Compression Partners, L.P.,” “UCLP,” “UCLP Leasing” and “UCLP Leasing, L.P.” with “EXLP Operating LLC,” “Exterran Partners, L.P.,” “EXLP,” “EXLP Leasing” and “EXLP Leasing LLC,” respectively.
     Section 4.2 Amendments to Section 1.01 of the Guaranty Agreement.
     (a) Section 1.01 of the Guaranty Agreement is hereby amended by adding the following new definition in its proper alphabetical order:
     “First Amendment” means that certain First Amendment to Loan Documents, among the Borrower, EXLP, EXLP Leasing, the Administrative Agent and the other Lenders party thereto.
     (b) The definition of “Agreement” in Section 1.01 of the Guaranty Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:
     “Agreement” means this Guaranty Agreement, as amended by the First Amendment, as the same may from time to time be amended, modified, supplemented or restated.
ARTICLE 5
Conditions Precedent
     Section 5.1 Conditions Precedent. This First Amendment shall be subject to the satisfaction of the following conditions precedent or concurrent, and after giving effect to this First Amendment:
     (a) the Administrative Agent shall have received counterparts hereof duly executed by the Borrower, the Guarantors, the Majority Lenders and the Term Loan Lenders;
     (b) the Administrative Agent shall have received duly executed counterparts of the Term Loan Assumption Agreements by the Borrower and each Term Loan Lender substantially in the form of Exhibit A attached hereto;
     (c) all costs, fees, expenses (including, without limitation, reasonable legal fees and expenses and recording taxes and fees) and other compensation contemplated by this First Amendment and the other Loan Documents, and for which statements or invoices have been submitted to the Borrower shall have been paid;
     (d) Term Notes duly completed and executed for each Term Loan Lender that has requested a Term Note shall have been delivered;

     (e) a certificate of the Secretary or an Assistant Secretary (or its equivalent) of each of the Borrower and each Subsidiary party to a Loan Document shall have been delivered to the Administrative Agent setting forth (i) resolutions of its board of directors (or its equivalent) with respect to the authorization of such party to execute and deliver the First Amendment and the other Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers (or its equivalent) of such party (A) who are authorized to sign this First Amendment and the Loan Documents to which such party is a party and (B) who will, until replaced by another officer or officers (or its equivalent) duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this First Amendment and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers (or its equivalent), and (iv) the Organization Documents, certified as being true and complete;
     (f) certificates of the appropriate state agencies with respect to the existence, qualification and good standing of the Borrower and each Subsidiary party to a Loan Document shall have been delivered to the Administrative Agent, in form and substance satisfactory to the Administrative Agent;
     (g) the most recent compliance certificate shall have been updated for the pro form effect of the increased commitments and related transaction and delivered to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, duly and properly executed by a Responsible Officer of the Borrower and dated as of the date hereof;
     (h) an opinion of Baker Botts, LLP, counsel to the Borrower and the Subsidiaries party to a Loan Document, shall have been delivered to the Administrative Agent in form and substance satisfactory to the Administrative Agent, as to such matters incident to the transactions herein contemplated and as the Administrative Agent may reasonably request;
     (i) the representations and warranties contained herein shall be true and correct in all material respects as of the date hereof;
     (j) no Default shall have occurred and be continuing; and
     (k) no Material Adverse Effect shall have occurred and be continuing.
ARTICLE 6
Miscellaneous
     Section 6.1 Loan Documents in Full Force and Effect as Amended. Except as specifically amended hereby, the Credit Agreement and other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed as so amended. The Borrower and each Guarantor hereby expressly acknowledges, renews and extends its continued liability under Credit Agreement and the other the Loan Documents. Except as expressly set forth herein, this First Amendment shall not be deemed to be a waiver, amendment or modification of any provisions of the Credit Agreement or any other Loan Document or any right, power or remedy of the Administrative Agent or Lenders, or constitute a waiver of any provision of the Credit Agreement or any other Loan Document, or any other document, instrument and/or agreement executed or delivered in connection therewith or of any Default or Event of Default under any of the foregoing, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder. This First Amendment also shall not preclude the future exercise of any right, remedy, power, or privilege available to the Administrative Agent and/or Lenders whether under the Credit Agreement, the other Loan Documents, at law or otherwise. All references to each Loan Document shall be deemed to mean such Loan Document as modified hereby. This First Amendment shall not constitute a novation or satisfaction and accord of the Credit Agreement and/or other Loan Documents, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and conditions of the Credit Agreement and Loan Documents as amended by this First Amendment, as though such terms and conditions were set forth herein. Each reference in the Loan Documents to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to such Loan Document as amended by this First Amendment, and each reference herein or in any other Loan Documents to the “Credit Agreement” shall mean and be a reference to the Credit Agreement as amended and modified by this First Amendment.
     Section 6.2 Representations. The Borrower and each Guarantor hereby represents and warrants with respect to itself, as applicable, to the Administrative Agent and each Lender that:
     (a) each of the representations and warranties made by it under the Credit Agreement and each other Loan Document is true and correct in all material respects on and as of the date hereof, as if made on and as of such date, except for any representations and warranties made as of a specified date, which are true and correct in all material respects as of such specified date;
     (b) the execution, delivery and performance by it of this First Amendment have been duly authorized by all necessary action on its part;
     (c) this First Amendment constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with its terms;
     (d) the execution, delivery and performance by it of this First Amendment (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or any class of directors, whether interested or disinterested, of it or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of this First Amendment or any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than (A) the recording and filing of the Security Instruments as required by this First Amendment and (B) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Loan Documents, (ii) will not violate any applicable law or regulation or the charter, by-laws or the organizational documents of it or any Subsidiary or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon it or any Subsidiary or its Properties, or give rise to a right thereunder to require any payment to be made by it or such Subsidiary and (iv) will not result in the creation or imposition of any Lien on any Property of it or any Property (other than the Liens created by this First Amendment or the Loan Documents).

     Section 6.3 Counterparts. This First Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this First Amendment by signing any such counterpart.
     Section 6.4 Successor and Assigns. The execution and delivery of this First Amendment by any Lender shall be binding upon each of its successors and assigns.
     Section 6.5 Headings. The descriptive headings of the sections of this First Amendment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof. The statements made and the terms defined in the recitals to this First Amendment are hereby incorporated into this First Amendment in their entirety.
     Section 6.6 Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this First Amendment, the Loan Documents, the Term Loan Assumption Agreements and any other documents prepared in connection herewith and the transactions contemplated hereby. The agreement set forth in this Section 6.6 shall survive the termination of this First Amendment and the Credit Agreement.
     Section 6.7 No Oral Agreements. This First Amendment and the other Loan Documents embody the entire agreement and understanding between the parties and supersede all other agreements and understandings between such parties relating to the subject matter hereof and thereof. This First Amendment and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.
     Section 6.8 Governing Law. This First Amendment shall be governed by, and construed in accordance with, the laws of the State of Texas.
[Signatures begin on the following page]

     The parties hereto have caused this First Amendment to be duly executed as of the day and year first above written.

BORROWER:	EXLP OPERATING LLC
	By:	EXTERRAN PARTNERS, L.P.,
its sole Member

	By:	EXTERRAN GENERAL PARTNER, L.P.
its General Partner

	By:	EXTERRAN GP LLC
its General Partner

By:
J. Michael Anderson
Senior Vice President

GUARANTORS:	EXTERRAN PARTNERS, L.P.
	By:	EXTERRAN GENERAL PARTNER, L.P.,
its General Partner

	By:	EXTERRAN GP LLC,
its General Partner

By:
Name:
Title:

EXLP LEASING LLC
By:	EXLP OPERATING LLC,
its sole member

By:	EXTERRAN PARTNERS, L.P.,
its sole member

By:	EXTERRAN GENERAL PARTNER, L.P.,
its General Partner

By:	EXTERRAN GP LLC,
its General Partner

By:
Name:
Title:

ADMINISTRATIVE AGENT AND LENDERS:	WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent and in its capacity as a Lender, on behalf of itself and the other Lenders pursuant to the Authorization
By:
Todd Schanzlin
Director

EXHIBIT A
FORM OF TERM LOAN ASSUMPTION AGREEMENT
May 8, 2008
EXLP Operating LLC
4444 Brittmoore Road
Houston, Texas 77041
Attention: Daniel Schlanger
Facsimile: 713.466.6720
Re: Term Loan Assumption Agreement
Ladies and Gentlemen:
     Reference is hereby made to the Senior Secured Credit Agreement (as amended, supplemented, modified or restated from time to time, the “Credit Agreement”) dated as of October 20, 2006 among EXLP Operating LLC (the “Borrower”), Exterran Partners, L.P. (a “Guarantor”), Wachovia Bank, National Association (the “Administrative Agent”) and the lenders signatory thereto (the “Lenders”). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Credit Agreement.
     Each Lender (each, a “Term Loan Lender”) party to this letter agreement (this “Agreement”) hereby severally agrees to provide the Term Commitments set forth opposite its name on Annex I attached hereto (for each such Term Loan Lender, its “Term Commitment”). Each Term Commitment provided pursuant to this Agreement shall be subject to all of the terms and conditions set forth in the Credit Agreement, including, without limitation, Article II thereof.
     Each Term Loan Lender, the Borrower and the Administrative Agent acknowledge and agree that the Term Commitments provided pursuant to this Agreement shall constitute Term Commitments, and, upon the incurrence of Term Loans pursuant to such Term Commitments, shall constitute Term Loans for all purposes of the Credit Agreement and the other applicable Loan Documents.
     Furthermore, each of the parties to this Agreement hereby agree to the terms and conditions set forth on Annex I hereto in respect of each Term Commitment provided pursuant to this Agreement.
     Each Term Loan Lender party to this Agreement, to the extent not already a party to the Credit Agreement as a Lender thereunder, (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to become a Lender under the Credit Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Loan Documents, (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender.
     Upon the date of (i) the execution and delivery to the Administrative Agent of a counterpart of this Agreement by each Term Loan Lender, the Administrative Agent, the Borrower and each Guarantor, (ii) the execution and delivery to the Administrative Agent of a counterpart of the First Amendment by the Majority Lenders, each Term Loan Lender, the Administrative Agent, the Borrower and each Guarantor and (iii) the satisfaction (or waiver in accordance with Section 12.02 of the Credit Agreement) of the conditions precedent set forth in Section 6.03 of the Credit Agreement with (such date, the “Commitment Effective Date”), each Term Loan Lender party hereto (A) shall be obligated to make the Term Loans provided to be made by it as provided in this Agreement on the terms, and subject to the conditions, set forth in the Credit Agreement and in this Agreement and (B) to the extent provided in this Agreement, shall have the rights and obligations of a Lender thereunder and under the other applicable Loan Documents.
     The Borrower acknowledges and agrees that (i) it shall be liable for all obligations, for which the Borrower is liable under the Credit Agreement, with respect to the Term Commitments provided hereby including, without limitation, all Term Loans made pursuant thereto and (ii) all such obligations (including all such Term Loans) shall be entitled to the benefits of the Security Instruments.
     Each Guarantor acknowledges and agrees that all obligations, for which such Guarantor is liable under the Credit Agreement or the Guaranty Agreement, with respect to the Term Commitments provided hereby and all Term Loans made pursuant thereto shall (i) be fully guaranteed pursuant to the Guaranty Agreement as, and to the extent, provided therein and in the Credit Agreement and (ii) be entitled to the benefits of the Loan Documents as, and to the extent, provided therein and in the Credit Agreement.
     The Borrower and each Guarantor hereby certify that each of the representations and warranties made by such Borrower or Guarantor in the First Amendment are true and correct in all material respects and shall be deemed to be repeated as if made on the Commitment Effective Date.
     You may accept this Agreement by signing the enclosed copies in the space provided below, and returning one copy of same to us before the close of business on May 8, 2008. If you do not so accept this Agreement by such time, our Term Commitments set forth in this Agreement shall be deemed canceled.
     After the execution and delivery to the Administrative Agent of a fully executed copy of this Agreement (including by way of counterparts and by facsimile or other electronic transmission) by the parties hereto, this Agreement may only be changed, modified or varied by written instrument in accordance with the requirements for the modification of Loan Documents pursuant to Section 12.02 of the Credit Agreement.
     In the event of any conflict between the provisions of this Agreement and those of the Credit Agreement, the provisions of the Credit Agreement shall control.

     THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW.
[Signatures begin on the following page]

Very truly yours, [NAME OF EACH TERM LOAN LENDER]
By:
Name:
Title:

Agreed and Accepted
this 8th day of May, 2008:

EXLP OPERATING LLC
By:	EXTERRAN PARTNERS, L.P.,
its sole Member

By:	EXTERRAN GENERAL PARTNER, L.P.
its General Partner

By:	EXTERRAN GP LLC
its General Partner

By:
J. Michael Anderson
Senior Vice President

Agreed and Accepted
this 8th day of May, 2008:

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent
By:
	Name:	Todd Schanzlin
	Title:	Director

Each Guarantor acknowledges and agrees to each the foregoing provisions of this Term Loan Assumption Agreement and to the incurrence of the Term Loans to be made pursuant thereto.

EXTERRAN PARTNERS, L.P.
By:	EXTERRAN GENERAL PARTNER, L.P.,
its General Partner

By:	EXTERRAN GP LLC,
its General Partner

By:
Name:
Title:

EXLP LEASING LLC
By:	EXLP OPERATING LLC,
its sole member

By:	EXTERRAN PARTNERS, L.P.,
its sole member

By:	EXTERRAN GENERAL PARTNER, L.P.,
its General Partner

By:	EXTERRAN GP LLC,
its General Partner

By:
Name:
Title:

Annex I
TERMS AND CONDITIONS FOR
TERM LOAN ASSUMPTION AGREEMENT
Dated as of May 8, 2008
1. Name of Borrower: EXLP Operating LLC
2. Term Commitment Amounts (as of the Commitment Effective Date):

Names/Addresses of
Term Loan Lenders	Amount of Term Commitment
[___]	$[___]
3. Term Loan Funding Date: On any Business Day upon three (3) Business Days prior notice before the date of the proposed Borrowing; provided that the Term Loan Funding Date shall be no later than July 30, 2008. Such notice of Borrowing shall be in the form of a Borrowing Request in accordance with Section 2.03 of the Credit Agreement.
4. Term Loan Maturity Date: October 20, 2011
5. Applicable Margin: In respect of the Term Loan Facility, a percentage per annum determined by reference to the Total Leverage Ratio as in effect from time to time, as set forth below:

Applicable Margin
Total Leverage Ratio	Eurodollar Loans (bps)	ABR Loans (bps)
Greater than 4.75 to 1.0	250	150
Less than or equal to 4.75 to 1.0 but greater than 4.25 to 1.0	225	125
Less than or equal to 4.25 to 1.0 but greater than 3.75 to 1.0	200	100
Less than or equal to 3.75 to 1.0 but greater than 3.25 to 1.0	175	75
Less than or equal to 3.25 to 1.0	150	50
For purposes of determining the Applicable Margin for the period commencing on the Term Loan Funding Date, the Total Leverage Ratio will be deemed to be less than or equal to 4.25 to 1.0 but greater than 3.75 to 1.0, resulting in the Applicable Margin for Eurodollar Loans of 200 basis points.

Each change in the Applicable Margin resulting from a change in the Total Leverage Ratio (which shall be calculated quarterly) shall take effect as of the fifth Business Day following the receipt of the compliance certificate delivered pursuant to Section 8.01(g) of the Credit Agreement.
6. Use of Proceeds: The Borrower will use the proceeds of the Term Loans to repay debt assumed in connection with the purchase of compression equipment from Exterran Energy Solutions, L.P. and to pay related fees and expenses not in contravention of any Governmental Requirement or of any Loan Document.

APPENDIX I
FORM OF AUTHORIZATION
May 8, 2008
Wachovia Bank, National Association,
as Administrative Agent
Charlotte Plaza, CP-8
201 South College Street
Charlotte, North Carolina 28288-0608
Attention: Syndication Agency Services

Re:	First Amendment to Loan Documents dated as of May 8, 2008 (the “First Amendment”) among EXLP Operating LLC, as the Borrower, Exterran Partners, L.P. (“EXLP”), as a Guarantor, EXLP Leasing LLC, as a Guarantor, Wachovia Bank, National Association, as the Administrative Agent and the Lenders which are parties thereto
     This letter acknowledges our receipt and review of the First Amendment in the form posted to SyndTrak Online. By executing this letter, we hereby approve the First Amendment and authorize the Administrative Agent to execute and deliver the First Amendment on our behalf.
     Each financial institution executing this Authorization agrees or reaffirms that it shall be a party to that certain Senior Secured Credit Agreement dated October 20, 2006 among the Borrower, EXLP, the Administrative Agent and the Lenders party thereto (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”) and the other Loan Documents (as defined in the Credit Agreement) to which Lenders are parties and shall have the rights and obligations of a Lender under each such agreement.

[Insert name of applicable financial institution]
By:
Name:
Title: